SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)        September 2, 1998
                                                  ------------------------------


                                 Unidigital Inc.
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               (Exact Name of Registrant as Specified in Charter)


        Delaware                     0-27664                     13-3856672
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(State or Other Jurisdiction     (Commission                 (IRS Employer
      of Incorporation)          File Number)               Identification No.)



229 West 28th Street, New York, New York                            10001
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code         (212) 244-7820
                                                     ---------------------------



                 545 West 45th Street, New York, New York 10036
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          (Former Name or Former Address, if Changed Since Last Report)

         ITEM 2.  ACQUISITION OF ASSETS.

         On September 2, 1998, Unidigital Inc. (the "Company") consummated the acquisition of all of the issued and outstanding capital stock of Mega Art Corp. ("Mega Art") located in New York City (the "Acquisition"). As a result of the Acquisition, Mega Art became a wholly-owned subsidiary of the Company. Mega Art provides wide format, digital prepress and printing services. The Company intends to continue such line of business. The purchase price included an initial cash payment of $5,800,000 and the issuance of $5,000,000 in restricted Common Stock of the Company (754,148 shares). In addition, the purchase price includes a deferred cash payment of $1,200,000 (the "Deferred Payment"), payable 180 calendar days after the closing date, and an earn-out payment of up to $1,200,000 in cash and $1,200,000 in restricted Common Stock of the Company (the "Earn-Out Payment"), payable on or before November 29, 1999.

         The Deferred Payment is subject to adjustment in the event Mega Art achieves, as of August 31, 1998, (i) a tangible net asset value of (A) less than $800,000 or (B) greater than $1,000,000, or (ii) adjusted EBITDA of less than $2,150,000 for the twelve months ended August 31, 1998. The Earn-Out Payment is subject to adjustment in the event Mega Art fails to achieve adjusted EBITDA of at least $2,250,000 for the fiscal year ending August 31, 1999. In addition, in the event Mega Art achieves adjusted EBITDA of greater than $2,750,000 for the fiscal year ending August 31, 1999, the Company shall grant options to purchase shares of Common Stock of the Company to employees of Mega Art having an aggregate fair market value equal to the amount of such excess, but in no event greater than $250,000. The Deferred Payment and the Earn-Out Payment may also be used to satisfy any indemnification claims.

         In determining the purchase price, the Company considered, among other factors: (i) the composition of Mega Art's assets, in particular, the strength of Mega Art's balance sheet; (ii) the business, operations and prospects of Mega Art; (iii) the financial statements and other relevant financial and operating data of Mega Art; (iv) the historical and projected financial information prepared by the management of Mega Art; and (v) the past and projected revenues generated from the customers of Mega Art.

         The Company funded the cash portion of the purchase price from proceeds of an acquisition loan and a revolving credit loan from Canadian Imperial Bank of Commerce ("CIBC"). See "Item 5. Other Events." below.

         Ehud Aloni, the principal shareholder of Mega Art ("Aloni"), and the Company entered into a three-year Employment Agreement pursuant to which Aloni shall serve as the President of Mega Art at an initial annual salary of $200,000.

         In addition, Aloni and the Company entered into a Stockholders' Agreement pursuant to which (i) Aloni granted the Company a right of first refusal with respect to sales by Aloni of the Company's Common Stock and (ii) Aloni agreed not to acquire more than 1,000,000 shares of the Company's Common Stock without the prior written consent of the Company.

         ITEM 5.  OTHER EVENTS.

         Upon consummation of the Acquisition, Mega Art became a wholly-owned subsidiary of the Company. As such, CIBC required Mega Art to guarantee the Company's credit facilities with CIBC. In addition, the Company pledged all of its equity interests in Mega Art as collateral for such credit facilities.

         The credit facilities contain covenants which require the Company to maintain certain earnings and debt to earnings ratio requirements based on the combined operations of the Company and its subsidiaries. CIBC waived certain of these covenants to permit the Company to consummate the Acquisition. Mega Art has granted CIBC a first priority lien on all of its assets as security for the credit facilities.

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Information of Business Acquired.

         To be filed by amendment. The Company believes that it is impracticable to provide such financial information as of the date hereof. Such information shall be filed with the Commission no later than November 16, 1998.

         (b) Pro Forma Financial Information (unaudited).

         To be filed by amendment. The Company believes that it is impracticable to provide such financial information as of the date hereof. Such information shall be filed with the Commission no later than November 16, 1998.

         (c) Exhibits.

         Exhibit No.                Description of Exhibit
         -----------                ----------------------

          4.1                       Stockholders'   Agreement    dated    as  of
                                    September  2, 1998 by and between Unidigital
                                    Inc. and Ehud Aloni.

         10.1 Agreement of Purchase and Sale dated as of August 3, 1998 by and among Unidigital Inc., Mega Art Corp., Ehud Aloni, Amit Primor, Jeffrey E. Rothman and Seligson, Rothman & Rothman.

         10.2 Employment Agreement dated as of September 2, 1998 by and between Mega Art Corp. and Ehud Aloni.

                                   SIGNATURES
                                   ----------




         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                               Unidigital Inc.



                                               By: /s/William E. Dye
                                                   -----------------------------
                                               William E. Dye, Chairman of
                                               the Board and Chief Executive
                                               Officer (Principal Executive,
                                               Financial and Accounting Officer)



Date: September 14, 1998